As filed with the Securities and Exchange Commission on November 26, 1997
                                             Registration No. 333-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ______________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                        ______________________

                         ATL ULTRASOUND, INC.
        (Exact name of Registrant as specified in its charter)

            Washington                         91-1353386
 (State or other jurisdiction of    (I.R.S. Employer Identification
  incorporation or organization)                  No.)

                     22100 Bothell Everett Highway
                             P.O. Box 3003
                        Bothell, WA 98041-3003
     (Address of principal executive offices, including zip code)

                  1992 NONOFFICER EMPLOYEE STOCK PLAN

                       (Full title of the plan)

                         W. BRINTON YORKS, Jr.
             Vice President, General Counsel and Secretary
                         ATL ULTRASOUND, INC.
                     22100 Bothell-Everett Highway
                             P.O. Box 3003
                        Bothell, WA 98041-3003
                            (425) 487-7000
     (Name, address and telephone number, including area code, of agent for service)

                          __________________

                    CALCULATION OF REGISTRATION FEE

  Title of    Number to    Proposed        Proposed      Amount
 Securities      Be         Maximum        Maximum         of
   to Be     Registered    Offering       Aggregate     Registra-
 Registered                Price Per       Offering     tion Fee
                           Share(1)        Price(1)

Common       150,000(2)     $43.375       $6,506,250   $1,971.59
Stock, par
value $.01
per Share

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The price per share is estimated to be $43.375 based on the average of the high and low prices for the Common Stock in the over-the-counter market on November 25, 1997 as reported on the Nasdaq National Market.

 (2) Of this number, 150,000 are being registered for issuance pursuant to the 1992 Nonofficer Employee Stock Plan. In addition to this number of shares, an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

                             Page 1 of 18
                      Exhibit Index is on page 6

            REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E, this registration statement on Form S-8 is filed ATL Ultrasound, Inc. (the
"Registrant") to register additional securities under the 1992 Nonofficer Employee Stock Plan (the "Plan"), described in Registration Statement Nos. 33-54757 (including post-effective Amendment No.1 thereto (the "Post-Effective
Amendment")), 33-59914, 33-61807, 333-08881 and 333-29955,
to be issued pursuant to an amendment and adoption of the Plans by the Registrant's Board of Directors on July 24,
1997 and November 18, 1997.  Portions of Registration
Statement 33-54757, 33-59914, 33-61807, 333-08881 and 333-
29955 and the Post-Effective Amendment are incorporated herein by reference.

                           PART II

       INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 filed on March 28, 1997;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above;

          (c) The description of the Registrant's Common Stock contained in the Current Report on Form 8-K filed on January 11, 1996; and

          (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10 (Registration No. 0-15160) filed with the Commission on November 12, 1986 under
Section 12(g) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.        Not Applicable

Item 5.        Not Applicable

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Incorporated herein by reference to the Post-Effective Amendment on Form S-8, filed with the Commission on August 11, 1995 under Registration Statement No. 33-54757.

Item 7.        Not Applicable

Item 8.  EXHIBITS
 Exhibit
 Number                   Description

5.1       Opinion of Bogle & Gates P.L.L.C.

10.1      Amended 1992 Nonofficer Employee Stock Plan

23.1      Consent of KPMG Peat Marwick LLP

23.2 Consent of Bogle & Gates P.L.L.C. (included in opinion filed as Exhibit 5.1)

24.1      Power of Attorney (see signature page)

Item 9.  UNDERTAKINGS

A.    The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the
"Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the registration statement is on Form S-8 or Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     Undertakings pursuant to Regulation S-K Rule 512(b) and
(h) are incorporated by reference to Registration Statement
Nos. 33-54757, 33-59914, 33-61807, 333-08881 and 333-29955
and the Post-Effective Amendment.

    The Registrant.  Pursuant to the requirements of the
    ---------------
Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on this 25th day of November, 1997.

                              ATL ULTRASOUND, INC.


                              By /s/ Dennis C. Fill
                                 ------------------------------
                                  Dennis C. Fill, Chairman
                                  and Chief Executive Officer




                      POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Dennis C. Fill and W. Brinton Yorks, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to the Registration Statements, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated on November 18, 1997.



           Signature            Title
           ---------            -----

      /s/ Dennis C. Fill        Chairman of the Board, Chief
      ----------------------    Executive Officer
        Dennis C. Fill

     /s/ Harvey N. Gillis       Senior Vice President, Chief
     ------------------------   Financial Officer (Principal
       Harvey N. Gillis         Financial Officer)


      /s/ Kirby L. Cramer       Director
      -----------------------
        Kirby L. Cramer


     /s/ Harvey Feigenbaum      Director
    -------------------------
    Harvey Feigenbaum, M.D.

     /s/ Eugene A. Larson       Director
    -------------------------
       Eugene A. Larson


       /s/ Ernest Mario         Director
      -----------------------
      Ernest Mario, Ph.D.


      /s/ John R. Miller        Director
      -----------------------
        John R. Miller


    /s/ Phillip M. Nudelman     Director
  ---------------------------
  Phillip M. Nudelman, Ph.D.


        /s/ Harry Woolf         Director
      -----------------------
      Harry Woolf, Ph.D.


    /s/ Richard S. Totorica     Vice President and Corporate
    --------------------------  Controller (Principal Accounting
    Richard S. Totorica         Officer)

                      INDEX TO EXHIBITS

                                                        Sequentially
 Exhibit                                                  Numbered
 Number                    Description                      Page
 -------  ------------------------------------------    ------------

5.1       Opinion of Bogle & Gates P.L.L.C.                  7

10.1      Amended 1992 Nonofficer Employee Stock           8 - 17
          Option Plan

23.1      Consent of KPMG Peat Marwick LLP                   18

23.2 Consent of Bogle & Gates P.L.L.C.(included in opinion filed as Exhibit 5.1)

24.1      Power of Attorney (see signature page)